EXHIBIT 99.1

 ASKMENOW AND EXPERT SYSTEM PARTNER ON NEXT GENERATION MOBILE QUESTION AND ANSWER SERVICE

Ability to Access ALL Data—Structured and Unstructured—on the Internet from Simple Natural Language Queries

IRVINE, Calif. - November 6, 2007 - AskMeNow, a wholly owned subsidiary of Ocean West Holding Corporation, today announced an exclusive partnership with Expert System to launch a next generation mobile question and answer service with the ability to access all of the data on the Internet through simple, natural language queries.

This new “intelligent” search service combines the latest in mobile information technology and linguistics to deliver accurate answers to virtually any question on your phone for the first time.

The first mobile breakthrough is the ability to extract, filter, categorize and deliver unstructured data, which expands access to information from every area of the Internet. Second, its semantic approach allows the user to receive accurate answers through natural language questions without having to navigate the arcane rules of mobile databases. The combined result is an intelligent worldwide mobile search platform.

AskMeNow’s service enables the retrieval of information in spite of the presence or absence of keywords, misspellings, gender (masculine/feminine), tense (singular/plural), and mode (present/past/future/conjunctive/etc). Simply, users will be able to ask questions in their normal lexicon, which ensures the best possible answers and the highest level of expression.

"AskMeNow is the first intelligent mobile search platform," said AskMeNow CEO Darryl Cohen. "The integration of Expert System technology into AskMeNow benefits our customers by technically delivering access to all types of data and by linguistically enabling natural language expression. The end results are fast, accurate answers to millions of questions on mobile phones around the world instead of links and keywords. We are excited by the market opportunity to capitalize on this breakthrough."

By possessing the ability to search, categorize and extract information in unstructured databases, AskMeNow’s service can plumb Web sites and blogs, as well as structured databases such as corporate databases and company knowledge databases (FAQs).

Based on the deployment of the technology, AskMeNow will eliminate the overhead costs of answers agents, which will, in turn, make the service truly scalable. AskMeNow holds the exclusive mobile license with Expert System globally.

About AskMeNow

AskMeNow, a wholly owned subsidiary of Ocean West Holding Corporation, is the easiest, most convenient way to access information on the Internet or from local content from your cell phone or mobile PDA device. The first mobile lifestyle network, AskMeNow utilizes its proprietary technology to offer a natural language based interaction and dynamic content provision platform designed for simple and quick information retrieval. Through relationships such as the one previously announced with Rogers Wireless, Canada’s leading wireless carrier, the Company generates revenues through per usage fees and one to one contextual mobile advertising sponsorships. AskMeNow launched officially in November 2005. The Company is based in Irvine, California. Please click on www.askmenow.com for more information.

About Expert System

Expert System is a privately held company developing advanced unstructured information management solutions. COGITO®, Expert System's exclusive platform for the semantic comprehension of language enables a rapid, automatic and complete management of unstructured information. It is the most innovative and effective tool for document search and classification, information mining and discovery, and natural language processing. With customers in the enterprise and government sectors such as ENI, Pirelli, Telecom Italia, and ING Direct, Expert System is headquartered in Modena Italy with offices in Munich, and Northern California. For more information click on www.expertsystem.net

Forward-Looking Statements

This press release contains certain statements which are not historical or current fact and constitute forward-looking statements within the meaning of such term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include “ensures the best possible answers and the highest level of expression,” and “AskMeNow will eliminate the overhead costs of answers agents, which will, in turn, make the service truly scalable.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual financial or operating results of the Company or AskMeNow to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Such forward looking statements are based on our best estimates of future results, performance or achievements, based on current conditions and the most recent results of the Company and AskMeNow. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms may, will, potential, opportunity, belies, belier, expects, intends, estimates, anticipates or plans to be which are uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission.

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Contact:
AskMeNow Media Relations
Curtis Hougland
Attention PR
curtis@attentionpr.com
(P): 212.204.9215

AskMeNow Investor Relations
Matt Bloom
CJB Group Inc.
(P): 561.544.4950